Exhibit 10.6

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This Membership Interests Purchase Agreement (this “Agreement”), dated effective as of December 1, 2003, is made by and among Worldwide Blue Ocean Technologies, L.L.C., a Texas limited liability company (“Buyer”), and each of OutBack Management Services, L.L.C., a Texas limited liability company (“OutBack Management”) and MAC Partners, L.P., a Texas limited partnership (“MAC Partners”) (collectively, “Sellers”):

RECITALS:

A.                                   Sellers currently own an aggregate one hundred percent (100%) membership interest in Worldwide Blue Ocean Wireless Communications, L.L.C., a Texas limited liability company (the “Company”).

B.                                     Buyer is a 100% subsidiary of Ocean Resources, Inc. (“Ocean Resources”), a Delaware corporation.

C.                                     Buyer wishes to pay Sellers an aggregate of 350,000 shares of restricted common stock of Ocean Resources (the “OCRI Restricted Shares”), as consideration for the purchase of Sellers’ entire membership interests in the Company, their capital accounts, all rights represented by such membership interests, and all goodwill associated therewith (collectively, the “Interests”).

D.                                    Sellers wish to sell the Interests to Buyer upon the terms and subject to the conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Sale and Purchase.  Subject to the terms and conditions herein set forth, and in reliance upon the representations, warranties and covenants contained herein, Buyer agrees to purchase the Interests from Sellers, and Sellers agree to sell the Interests to Buyer.

2.                                      Purchase Price.   The purchase price for the Interests shall be 350,000 OCRI Restricted Shares (held by Buyer), to be apportioned as follows:  175,000 OCRI Restricted Shares to OutBack Management, and 175,000 OCRI Restricted Shares to MAC Partners.

3.                                      Advance Payments for Management/Consulting Services.  By way of advance payment for the rendering of management and consulting services to WBOW (and thereby, indirectly, to Ocean Resources), Buyer also agrees to transfer to OutBack Management and MAC Partners an aggregate of 350,000 Form S-8 shares of common stock of Ocean Resources (the “OCRI Unrestricted Shares”), to be apportioned as follows:  175,000 OCRI Unrestricted

Shares to OutBack Management, and 175,000 OCRI Unrestricted Shares to MAC Partners.

4.                                      Representations and Warranties of Sellers.  Sellers hereby represent and warrant to Buyer that:

(a)                                  Sellers own all of the issued and outstanding Interests in the Company, in the following proportions:  OutBack Management, fifty percent (50%); and MAC Partners, fifty percent (50%).

(b)                                 Sellers are the sole legal and beneficial owners of the Interests, free and clear of any and all liens, claims, and encumbrances, with full power to transfer the same as contemplated herein.

(c)                                  Sellers are not parties to or bound by any contract, promissory note, agreement, commitment, or obligation, creating or securing indebtedness, obligations, or liabilities, a breach or default of which would be triggered by Sellers’ execution and delivery of this Agreement.

(d)                                 Sellers have had an opportunity (i) to discuss Ocean Resources’ business, management and financial affairs with Ocean Resources’ management, (ii) to review Ocean Resources’ business plans and other information that they deemed necessary to evaluate any investment in Ocean Resources, and (iii) to ask questions of officers of Ocean Resources, which questions have been answered to Sellers’ satisfaction.  Each of Sellers (a) is an “accredited investor” as defined under Regulation D of the rules promulgated under the Securities Act of 1933 or, if not an accredited investor, (b) has such knowledge and experience in financial and business matters, either alone or with its purchaser representative(s), that it is capable of evaluating the merits and risks of a prospective investment in Ocean Resources common stock.  Each of Sellers is acquiring the OCRI Restricted Shares and the OCRI Unrestricted Shares for its own account for investment purposes and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933.  Each of Sellers is acquiring the shares of Ocean Resources common stock in the State of Texas.

5.                                      Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers that:

(a)                                  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite organizational power and authority to enter into, perform and carry out all of its duties and obligations in the transaction contemplated by this Agreement.

(b)                                 The execution, delivery and performance of this Agreement and the consummation of the transactions on the part of Buyer contemplated hereunder have been duly authorized by all necessary organizational action on the part of Buyer.  This Agreement is (or will be when executed and delivered pursuant hereto) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c)                                  Neither the execution and delivery of this Agreement by Buyer, nor Buyer’s compliance with any of the terms and provisions of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation of, or constitute a material default under, its articles of organization, regulations or any other agreement, contract or commitment to which it is a party; nor will the performance by Buyer of its obligations hereunder violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Buyer is subject.

6.                                      Entire Agreement; Amendments.  Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this Agreement, and none of the parties is relying upon any statement or representation not contained in this Agreement.  This Agreement constitutes the entire understanding among the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties.  This Agreement may be amended only by a written instrument signed by the parties.

7.                                      Binding Effect.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.

9.                                      No Brokers.  Each party represents and warrants that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement, and that no broker or other person is entitled to any commission or finder’s fee in connection with this transaction.  Each party agrees to indemnify, defend and hold harmless the other party against any commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

10.                               Severability.  If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

11.                               Covenant of Good Faith and Fair Dealing.  With regard to their respective obligations and commitments under this Agreement, each of Buyer and Sellers covenants that it shall act in good faith and deal fairly with the other parties.

12.                               Reasonable Cooperation.  Each party hereto agrees to execute and deliver such instruments and take such other action as the other party may reasonably request in order to carry out the intent of this Agreement.

13.                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

“Buyer”

Worldwide Blue Ocean Technologies, L.L.C.

By:	/s/ Marcus Taber Wetz
Name:
Title:	Secretary

“Sellers”

OutBack Management Services, L.L.C.

By:	/s/ John Mills
Name:
Title:	President

MAC Partners, L.P.

By:	/s/ Dennis McLaughlin
Name:
Title:	General Manager